Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into on October 21, 2024 by and between Ms. Eve Chan (the “Executive” or “Employee”) and Next Technology Holding Inc., a Wyoming corporation (the “Company”).

WHEREAS, the Company and the Executive desire to enter into this Agreement to memorialize the terms and conditions of the Executive’s employment with the Company starting on the date of this Agreement (the “Effective Date”).

NOW, THEREFORE, in consideration of the premises, the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I. Employment; Responsibilities; Compensation

Section 1.01 Employment

Subject to ARTICLE III, the Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company, in accordance with this Agreement, for the period commencing on the Effective Date and ending on the one year anniversary of the Effective Date (“Initial Term”). the Initial Term shall automatically be extended on yearly basis unless either party gives written notice to the other party 60 days prior to expiration of the Initial Term that it or she, as applicable, does not wish to extend this Agreement. Executive’s continued employment after the expiration of the Initial Term shall be in accordance with and governed by this Agreement, unless modified by the parties to this Agreement in writing. For purposes of this Agreement the Initial Term and any extended term shall be referred to as the “Term”.

Section 1.02 Responsibilities; Loyalty

(a) Subject to the terms of this Agreement, Executive is employed in the position of Vice President of the Company, and shall perform the functions and responsibilities of that position. Additional or different duties may be assigned by the Company from time to time. Executive’s position, job descriptions, duties and responsibilities maybe modified from time to time in the sole discretion of the Company.

(b) Executive shall devote all of Executive’s professional time, attention and energies to the performance of Executive’s work. Executive agrees to comply with all policies of the Company, if any, in effect from time to time, and to comply with all laws, rules and regulations, including those applicable to the Company.

(c) For major decision-making and operational matters of the Company, without the approval of the Board of Directors (“Board”), Executive shall not engage in any legal actions in the name of the Company or Company’s Executive, including but not limited to signing contracts, providing guarantees, making promises, participating in public activities, etc. If there is any violation by Executive, the Company’s Board will initiate a dereliction of duty investigation against Executive, and Executive shall pay the corresponding damages or penalty to the Company as determined by the Board.

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Section 1.03 Compensation and Benefits

As consideration for the services and covenants described in this Agreement, the Company agrees to compensate Executive an annual salary of 24,000 USD. All of salary are payable in the equivalent amount of other currencies. Any variances are mainly due to fluctuation of currency exchange. The Executive shall take full responsibility for proactively declaring and paying personal income tax according to the requirements of the relevant tax authorities.

Section 1.04 Business Expenses

The Company shall reimburse Executive for all business expenses that are reasonable and necessary and incurred by Executive while performing her duties under this Agreement, upon presentation of expense statements, receipts and/or vouchers or such other information and documentation as the Company may reasonably require.

Article II. Confidential Information; Post-Employment Obligations; Company Property

Section 2.01 Company Property

As used in this Article II, the term the “Company” refers to the Company and each of its direct and indirect subsidiaries. All written materials, records, data and other documents relating to Company business, products or services prepared or possessed by Executive during Executive’s employment by the Company are the Company’s property. All information, ideas, concepts, improvements, discoveries and inventions that are conceived, made, developed or acquired by Executive individually or in conjunction with others during Executive’s employment (whether during business hours and whether on Company’s premises or otherwise) that relate to Company business, products or services are the Company’s sole and exclusive property. All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other documents, data or materials of any type embodying such information, ideas, concepts, improvements, discoveries and inventions are Company property. At the termination of Executive’s employment with the Company for any reason, Executive shall return all of the Company’s documents, data or other Company property to the Company.

Section 2.02 Confidential Information; Non-Disclosure

(a) Executive acknowledges that the business of the Company is highly competitive and that the Company will provide Executive with access to Confidential Information. Executive acknowledges that this Confidential Information constitutes a valuable, special and unique asset used by the Company in its business to obtain a competitive advantage over competitors. Executive further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. Executive agrees that Executive will not, at any time during or after Executive’s employment with the Company, make any unauthorized disclosure of any Confidential Information of the Company, or make any use thereof, except in the carrying out of Executive’s employment responsibilities to the Company. Executive also agrees to preserve and protect the confidentiality of third party Confidential Information to the same extent, and on the same basis, as the Company’s Confidential Information.

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(b) For purposes hereof, “Confidential Information” includes all non-public information regarding the Company’s business operations and methods, existing and proposed investments and investment strategies, seismic, well-log and other geologic and oil and gas operating and exploratory data, financial performance, compensation arrangements and amounts (whether relating to the Company or to any of its employees), contractual relationships, business partners and relationships (including customers and suppliers), strategies, business plans and other confidential information that is used in the operation, technology and business dealings of the Company, regardless of the medium in which any of the foregoing information is contained, so long as such information is actually confidential and proprietary to the Company.

Section 2.03 Non-Solicitation of Executives

For a period of six (6) months following the termination of the Executive’s employment with the Company, Executive will not, either directly or indirectly, call on, solicit or induce any other executive or officer of the Company or its affiliates with whom Executive had contact, knowledge of, or association with in the course of employment with the Company to terminate her employment, and will not assist any other person or entity in such a solicitation; PROVIDED, HOWEVER, that with respect to soliciting any executive or officer whose employment was terminated by the Company or its affiliates, or general solicitations for employment not targeted at current officers or employees of the Company or its affiliates, the foregoing restriction shall not apply.

Article III. Termination of Employment

Section 3.01 Termination of Employment

(a) General

The rights of Executive upon termination will be governed by this ARTICLE III. Regardless of the reason for termination of employment, the Company shall not be required to pay any form of compensation or severance benefits to the Executive.

(b) Resignation

If Executive intends to resign, Executive shall notify the Board in writing 30 days in advance and explain the reasons. Before the Board approves and elects a successor, Executive shall continue to perform the executive duties.

(c) Termination by the Company

Based on the interests of the Company, the Board has the right to terminate the employment of Executive at any time, with or without cause.

Article IV. Miscellaneous

Section 4.01 Notices

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, or electronic mail, or facsimile transmission.

Section 4.02 Severability and Reformation

If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect, and the invalid, void or unenforceable provisions shall be deemed severable. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

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Section 4.03 Assignment

This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of Executive and the permitted assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise), if such successor expressly agrees to assume the obligations of the Company hereunder.

Section 4.04 Amendment

This Agreement may be amended only by writing signed by Executive and by the Company.

Section 4.05 Governing law

This agreement shall be construed, interpreted and governed in accordance with the laws of Hong Kong, without reference to rules relating to conflicts of law.

Section 4.06 Jurisdiction

Each of the parties hereto hereby consents and submits to the exclusive jurisdiction of Hong Kong courts in connection with any matters arising hereunder.

Section 4.07 Entire Agreement

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes in all respects any prior or other agreement or understanding, written or oral, between the Company or any affiliate of the Company and Executive with respect to such subject matter.

Section 4.08 Counterparts

This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

Section 4.09 Construction

The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed in accordance to its fair meaning and not strictly for or against the Company or Executive. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above:

Signature of Employee		Signature of Company’s representative

Name:	Eve Chan	Name:	Liu Wei Hong

ID No.:		Post:	CEO

Date:		Date:	October 21, 2024

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